UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 5, 2010

Grubb & Ellis Apartment REIT, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	000-52612	20-3975609
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1551 N. Tustin Avenue, Suite 300, Santa Ana, California		92705
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	714-667-8252

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On November 5, 2010, we entered into an agreement, or the Dealer Manager Agreement, with Realty Capital Securities, LLC, or RCS, whereby RCS will agree to serve as our exclusive dealer manager following the termination of our current exclusive dealer manager agreement with Grubb & Ellis Securities, Inc. dated June 22, 2009, or the Grubb & Ellis DMA. Pursuant to the terms of the Grubb & Ellis DMA, Grubb & Ellis Securities, Inc. notified us that it intends to terminate the Grubb & Ellis DMA on December 31, 2010.

Until the termination of the Grubb & Ellis DMA, Grubb & Ellis Securities, Inc. will remain our exclusive agent and principal distributor for the purpose of selling shares of our common stock pursuant to our current public offering of $1,047,500,000 in shares of our common stock, on a best efforts basis, of which (i) $1,000,000,000 in shares are offered pursuant to our primary offering and (ii) $47,500,000 in shares are offered pursuant to our distribution reinvestment plan, or the DRIP. While certain provisions of the Dealer Manager Agreement, including the representations and warranties of the parties thereto, became effective immediately upon execution of the Dealer Manager Agreement, until the DMA Effective Date, as defined below, RCS will not have any authority, and will not be an agent or distributor for us with respect to the sale of shares of our common stock pursuant to our current public offering. The DMA Effective Date shall be the first date upon which all of the following have occurred: (i) the Second Amended and Restated Advisory Agreement dated as of June 3, 2010, between Grubb & Ellis Apartment REIT Advisor, LLC and us, as the same may be amended from time to time, has expired or has been terminated; (ii) the Grubb & Ellis DMA has expired or been terminated; and (iii) RCS has received a No-Objections notice from the Financial Industry Regulatory Authority in connection with our current public offering. Therefore, we cannot make any assurances that the DMA Effective Date will occur or that RCS will become our successor exclusive dealer manager.

Except in certain circumstances described in our Registration Statement on Form S-11, as amended (File No. 333-157375), under the Dealer Manager Agreement and after the DMA Effective Date, RCS will receive selling commissions of 7.0% of the gross offering proceeds from sales of shares of our common stock in the primary offering, all of which will be reallowed by RCS to participating broker-dealers. RCS will also receive a dealer manager fee of 3.0% of the gross offering proceeds from the shares of our common stock sold pursuant to the primary offering, all or a portion of which may be reallowed by RCS to participating broker-dealers. In addition, we will reimburse RCS or any participating broker-dealer for reasonable bona fide due diligence expenses incurred by RCS or any participating broker-dealer; provided that reimbursement of such bona fide due diligence expenses shall not exceed 0.5% of the gross offering proceeds from the shares of common stock sold pursuant to the primary offering.

Pursuant to the terms of our Registration Statement on Form S-11, as amended, no selling commissions will be paid, and the per share cash price shall be reduced to $9.30, in connection with shares sold in the primary offering in the event that the investor has engaged the services of a registered investment advisor or other financial advisor, paid on a fee-for-service or assets under management basis by the investor. No selling commissions will be paid, and the per share cash price shall be reduced to $9.30, in connection with shares sold to (i) retirement plans of participating broker-dealers, (ii) participating broker-dealers in their individual capacities, or (iii) IRAs and qualified plans of their registered representatives or any one of their registered representatives in their individual capacities. Selling commissions or the dealer manager fee will be reduced, and the per share cash price shall be adjusted accordingly to no lower than $9.00, where RCS and/or a participating broker-dealer agrees to reduce or eliminate selling commissions and/or the dealer manager fee, as applicable, generally or with respect to a particular investment to accommodate a prospective investor or participating broker-dealer.

No selling commissions, dealer manager fee or reimbursement of bona fide due diligence expenses will be paid for shares sold pursuant to the DRIP.

The terms of the Dealer Management Agreement were approved by a majority of our directors, including all of our independent directors, and deemed to be fair and reasonable.

Subject to certain limitations including those set forth in our charter, we will agree to indemnify RCS and the participating broker-dealers, after the DMA Effective Date, against liabilities, including liabilities under the Securities Act of 1933, as amended, that may arise out of (i) material inaccuracies in our representations and warranties contained in the Dealer Manager Agreement, (ii) material breaches of our covenants contained in the Dealer Manager Agreement, (iii) untrue statements of a material fact contained in our Registration Statement on Form S-11, as amended, prospectus, sales literature or blue sky applications relating to the offering, or (iv) the omission to state a material fact required to be stated in our Registration Statement on Form S-11, as amended, or prospectus relating to the offering.

This description of the material terms of the Dealer Manager Agreement is qualified in its entirety by the terms of the agreement attached as Exhibit 1.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

1.1 Exclusive Dealer Manager Agreement by and between Grubb & Ellis Apartment REIT, Inc. and Realty Capital Securities, LLC, dated November 5, 2010

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Grubb & Ellis Apartment REIT, Inc.

November 12, 2010	By:	/s/ Stanley J. Olander, Jr.

Name: Stanley J. Olander, Jr.
Title: Chief Executive Officer and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

1.1	Exclusive Dealer Manager Agreement by and between Grubb & Ellis Apartment REIT, Inc. and Realty Capital Securities, LLC, dated November 5, 2010